Press Release August 3, 2021

HollyFrontier Corporation Reports Quarterly Results

•Reported net income attributable to HollyFrontier stockholders of $168.9 million, or $1.03 per diluted share, and adjusted net income of $143.0 million, or $0.87 per diluted share, for the second quarter

•Reported EBITDA of $444.3 million and Adjusted EBITDA of $334.5 million for the second quarter

Dallas, Texas, August 3, 2021 ‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported second quarter net income attributable to HollyFrontier stockholders of $168.9 million, or $1.03 per diluted share, for the quarter ended June 30, 2021, compared to a net loss of $(176.7) million, or $(1.09) per diluted share, for the quarter ended June 30, 2020.

The second quarter results reflect special items that collectively increased net income by a total of $25.8 million. On a pre-tax basis, these items include a lower of cost or market inventory valuation adjustment of $118.8 million, partially offset by pre-close acquisition integration costs of $0.7 million and charges related to the Cheyenne Refinery conversion to renewable diesel production, including decommissioning charges of $8.1 million and severance charges totaling $0.2 million. Excluding these items, net income for the current quarter was $143.0 million ($0.87 per diluted share) compared to net loss of $(40.8) million ($(0.25) per diluted share) for the second quarter of 2020, which excludes certain items that collectively increased net loss by $135.9 million.

HollyFrontier’s President & CEO, Michael Jennings, commented, “HollyFrontier delivered strong financial results in the second quarter, driven by improvement in refining margins in both the West and Mid-Continent regions and strengthening base oil margins in the quarter. Our focus remains on executing our renewable diesel projects on-time and within capital guidance and closing the Puget Sound Refinery acquisition in the fourth quarter of this year.”

Refining segment income before interest and income taxes was $250.1 million for the second quarter of 2021 compared to a loss before interest and income taxes of $(5.1) million in the second quarter of 2020. The segment reported Adjusted EBITDA of $211.2 million for the second quarter of 2021 compared to $25.0 million for the second quarter of 2020. This increase was driven by stronger product demand, which resulted in a consolidated refinery gross margin of $11.71 per produced barrel, a 45% increase compared to $8.08 for the second quarter of 2020. Crude oil charge averaged 416,350 barrels per day (“BPD”) for the current quarter compared to 312,070 BPD for the second quarter of 2020.

Lubricants and Specialty Products segment income before interest and income taxes was $60.1 million for the second quarter of 2021 compared to a loss before interest and income taxes of $(209.3) million in the second quarter of 2020. The segment reported EBITDA of $79.2 million for the second quarter of 2021 compared to $(189.5) million in the second quarter of 2020. Excluding the long-lived asset impairment charge of $204.7 million, Adjusted EBITDA in the second quarter of 2020 was $15.2 million. This increase was driven by strong base oil margins in the second quarter of 2021.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $88.1 million for the second quarter of 2021 compared to $112.5 million in the second quarter of 2020. The second quarter of 2020 included a gain on sales-type leases of $33.8 million.

For the second quarter of 2021, net cash provided by operations totaled $427.8 million. At June 30, 2021, the Company's cash and cash equivalents totaled $1,398.3 million, a $204.9 million increase over cash and cash equivalents of $1,193.4 million at March 31, 2021. Additionally, the Company's consolidated debt was $3,101.0 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $1,738.4 million at June 30, 2021.

The Company has scheduled a webcast conference call for today, August 3, 2021, at 8:30 AM Eastern Time to discuss financial results and this morning's announced acquisition (replacing the previously scheduled earnings call at 8:30 AM Eastern Time on August 4, 2021). This webcast may be accessed at: https://event.on24.com/wcc/r/3347467/55757835D3CCD93D54C9366AD04CA5C5. An audio archive of this webcast will be available using the above noted link through August 17, 2021.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s ability to successfully close the pending acquisition by the Company and HEP of Sinclair Oil Corporation and Sinclair Transportation Company (collectively, “Sinclair”, and such transactions, the “Sinclair Transactions”), or once closed, integrate the operations of Sinclair with its existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the satisfaction or waivers of the conditions precedent to the proposed Sinclair Transactions, including without limitation, the receipt of the Company stockholder approval for the issuance of HF Sinclair common stock at closing and regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions on the terms and timeline desired), risks relating to the value of HF Sinclair common stock and the value of HEP’s limited partner common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and from sales by the Sinclair holders following the closing of the Sinclair Transactions; legal proceedings that may be instituted against the Company or HEP following the announcement of the proposed Sinclair Transactions; the Company's ability to successfully close the pending Puget Sound refinery transaction, or, once closed, integrate the operation of the Puget Sound refinery with our existing operations; the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in markets that the Company serves; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; continued deterioration in gross margins or a prolonged economic slowdown due to the COVID-19 pandemic could result in an impairment of goodwill and/or additional long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2020
	2021	2020	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,577,123	$2,062,930	$2,514,193	122%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,825,729	1,576,996	2,248,733	143
Lower of cost or market inventory valuation adjustment	(118,825)	(269,904)	151,079	(56)
	3,706,904	1,307,092	2,399,812	184
Operating expenses	334,191	303,359	30,832	10
Selling, general and administrative expenses	77,754	75,369	2,385	3
Depreciation and amortization	124,042	130,178	(6,136)	(5)
Long-lived asset impairment	—	436,908	(436,908)	(100)
Total operating costs and expenses	4,242,891	2,252,906	1,989,985	88
Income (loss) from operations	334,232	(189,976)	524,208	(276)

Other income (expense):
Earnings of equity method investments	3,423	2,156	1,267	59
Interest income	1,029	1,506	(477)	(32)
Interest expense	(28,942)	(32,695)	3,753	(11)
Gain on sales-type leases	—	33,834	(33,834)	(100)
Gain on foreign currency transactions	583	2,285	(1,702)	(74)
Other, net	7,927	1,572	6,355	404
	(15,980)	8,658	(24,638)	(285)
Income (loss) before income taxes	318,252	(181,318)	499,570	(276)
Income tax expense (benefit)	123,485	(30,911)	154,396	(499)
Net income (loss)	194,767	(150,407)	345,174	(229)
Less net income attributable to noncontrolling interest	25,917	26,270	(353)	(1)
Net income (loss) attributable to HollyFrontier stockholders	$168,850	$(176,677)	$345,527	(196)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$1.03	$(1.09)	$2.12	(194)%
Diluted	$1.03	$(1.09)	$2.12	(194)%
Cash dividends declared per common share	$—	$0.35	$(0.35)	(100)%
Average number of common shares outstanding:
Basic	162,523	161,889	634	—%
Diluted	162,523	161,889	634	—%

EBITDA	$444,290	$(46,221)	$490,511	(1,061)%
Adjusted EBITDA	$334,501	$99,711	$234,790	235%

	Six Months Ended June 30,		Change from 2020
	2021	2020	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$8,081,416	$5,463,475	$2,617,941	48%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,786,034	4,270,722	2,515,312	59
Lower of cost or market inventory valuation adjustment	(318,862)	290,560	(609,422)	(210)
	6,467,172	4,561,282	1,905,890	42
Operating expenses	734,100	631,704	102,396	16
Selling, general and administrative expenses	159,729	163,106	(3,377)	(2)
Depreciation and amortization	248,121	270,753	(22,632)	(8)
Long-lived asset impairment	—	436,908	(436,908)	(100)
Total operating costs and expenses	7,609,122	6,063,753	1,545,369	25
Income (loss) from operations	472,294	(600,278)	1,072,572	(179)

Other income (expense):
Earnings of equity method investments	5,186	3,870	1,316	34
Interest income	2,060	5,579	(3,519)	(63)
Interest expense	(67,328)	(55,334)	(11,994)	22
Gain on tariff settlement	51,500	—	51,500	—
Gain on sales-type leases	—	33,834	(33,834)	(100)
Loss on early extinguishment of debt	—	(25,915)	25,915	(100)
Loss on foreign currency transactions	(734)	(1,948)	1,214	(62)
Other, net	9,817	3,422	6,395	187
	501	(36,492)	36,993	(101)
Income (loss) before income taxes	472,795	(636,770)	1,109,565	(174)
Income tax expense (benefit)	95,178	(193,077)	288,255	(149)
Net income (loss)	377,617	(443,693)	821,310	(185)
Less net income attributable to noncontrolling interest	60,550	37,607	22,943	61
Net income (loss) attributable to HollyFrontier stockholders	$317,067	$(481,300)	$798,367	(166)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$1.92	$(2.97)	$4.89	(165)%
Diluted	$1.92	$(2.97)	$4.89	(165)%
Cash dividends declared per common share	$0.35	$0.70	$(0.35)	(50)%
Average number of common shares outstanding:
Basic	162,501	161,882	619	—%
Diluted	162,501	161,882	619	—%

EBITDA	$725,634	$(353,869)	$1,079,503	(305)%
Adjusted EBITDA	$381,809	$368,480	$13,329	4%

Balance Sheet Data

	June 30,	December 31,
	2021	2020
	(In thousands)
Cash and cash equivalents	$1,398,280	$1,368,318
Working capital	$2,131,679	$1,935,605
Total assets	$12,560,033	$11,506,864
Long-term debt	$3,100,969	$3,142,718
Total equity	$6,040,244	$5,722,203

Segment Information

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Woods Cross Refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”) (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma. The Refining segment also included the operations of the Cheyenne Refinery through the third quarter of 2020, at which time it permanently ceased petroleum refining operations.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC, Cheyenne Pipeline LLC and Cushing Connect Pipeline & Terminal LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2021
Sales and other revenues:
Revenues from external customers	$3,887,273	$662,755	$27,092	$3	$4,577,123
Intersegment revenues	205,186	6,434	99,142	(310,762)	—
	$4,092,459	$669,189	$126,234	$(310,759)	$4,577,123
Cost of products sold (exclusive of lower of cost or market inventory)	$3,619,319	$491,218	$—	$(284,808)	$3,825,729
Lower of cost or market inventory valuation adjustment	$(118,825)	$—	$—	$—	$(118,825)
Operating expenses	$231,422	$61,310	$42,068	$(609)	$334,191
Selling, general and administrative expenses	$30,136	$37,583	$2,846	$7,189	$77,754
Depreciation and amortization	$79,938	$19,152	$22,275	$2,677	$124,042
Income (loss) from operations	$250,469	$59,926	$59,045	$(35,208)	$334,232
Income (loss) before interest and income taxes	$250,111	$60,093	$67,911	$(31,950)	$346,165
Net income attributable to noncontrolling interest	$—	$—	$1,193	$24,724	$25,917
Earnings of equity method investments	$—	$—	$3,423	$—	$3,423
Capital expenditures	$33,150	$5,614	$24,498	$119,618	$182,880

Three Months Ended June 30, 2020
Sales and other revenues:
Revenues from external customers	$1,690,042	$353,644	$19,244	$—	$2,062,930
Intersegment revenues	37,462	3,643	95,563	(136,668)	—
	$1,727,504	$357,287	$114,807	$(136,668)	$2,062,930
Cost of products sold (exclusive of lower of cost or market inventory)	$1,433,437	$258,347	$—	$(114,788)	$1,576,996
Lower of cost or market inventory valuation adjustment	$(269,904)	$—	$—	$—	$(269,904)
Operating expenses	$239,359	$47,840	$34,737	$(18,577)	$303,359
Selling, general and administrative expenses	$32,811	$35,919	$2,535	$4,104	$75,369
Depreciation and amortization	$81,694	$19,779	$24,008	$4,697	$130,178
Long-lived asset impairment	$215,242	$204,708	$16,958	$—	$436,908
Income (loss) from operations	$(5,135)	$(209,306)	$36,569	$(12,104)	$(189,976)
Income (loss) before interest and income taxes	$(5,135)	$(209,257)	$73,028	$(8,765)	$(150,129)
Net income attributable to noncontrolling interest	$—	$—	$650	$25,620	$26,270
Earnings of equity method investments	$—	$—	$2,156	$—	$2,156
Capital expenditures	$12,102	$4,311	$11,798	$17,776	$45,987

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations (1)	Consolidated Total
	(In thousands)
Six Months Ended June 30, 2021
Sales and other revenues:
Revenues from external customers	$6,844,306	$1,184,753	$52,350	$7	$8,081,416
Intersegment revenues	265,648	8,999	201,068	(475,715)	—
	$7,109,954	$1,193,752	$253,418	$(475,708)	$8,081,416
Cost of products sold (exclusive of lower of cost or market inventory)	$6,381,262	$822,741	$—	$(417,969)	$6,786,034
Lower of cost or market inventory valuation adjustment	$(318,353)	$—	$—	$(509)	$(318,862)
Operating expenses	$524,277	$122,063	$83,433	$4,327	$734,100
Selling, general and administrative expenses	$58,632	$83,136	$5,815	$12,146	$159,729
Depreciation and amortization	$168,020	$39,273	$45,281	$(4,453)	$248,121
Income (loss) from operations	$296,116	$126,539	$118,889	$(69,250)	$472,294
Income (loss) before interest and income taxes	$295,788	$127,078	$154,669	$(39,472)	$538,063
Net income attributable to noncontrolling interest	$—	$—	$2,839	$57,711	$60,550
Earnings of equity method investments	$—	$—	$5,186	$—	$5,186
Capital expenditures	$73,511	$9,701	$57,716	$191,913	$332,841

Six Months Ended June 30, 2020
Sales and other revenues:
Revenues from external customers	$4,540,662	$877,143	$45,670	$—	$5,463,475
Intersegment revenues	$121,708	$6,747	$196,991	$(325,446)	$—
	$4,662,370	$883,890	$242,661	$(325,446)	$5,463,475
Cost of products sold (exclusive of lower of cost or market inventory)	$3,902,188	$649,727	$—	$(281,193)	$4,270,722
Lower of cost or market inventory valuation adjustment	$290,560	$—	$—	$—	$290,560
Operating expenses	$498,533	$101,971	$69,718	$(38,518)	$631,704
Selling, general and administrative expenses	$63,811	$84,881	$5,237	$9,177	$163,106
Depreciation and amortization	$171,873	$41,828	$47,986	$9,066	$270,753
Long-lived asset impairment	$215,242	$204,708	$16,958	$—	$436,908
Income (loss) from operations	$(479,837)	$(199,225)	$102,762	$(23,978)	$(600,278)
Income (loss) before interest and income taxes	$(479,837)	$(198,967)	$115,526	$(23,737)	$(587,015)
Net income attributable to noncontrolling interest	$—	$—	$1,865	$35,742	$37,607
Earnings of equity method investments	$—	$—	$3,870	$—	$3,870
Capital expenditures	$65,116	$13,392	$30,740	$20,488	$129,736

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
June 30, 2021
Cash and cash equivalents	$6,383	$126,944	$19,561	$1,245,392	$1,398,280
Total assets	$7,018,933	$2,015,176	$2,255,752	$1,270,172	$12,560,033
Long-term debt	$—	$—	$1,362,570	$1,738,399	$3,100,969

December 31, 2020
Cash and cash equivalents	$3,106	$163,729	$21,990	$1,179,493	$1,368,318
Total assets	$6,203,847	$1,864,313	$2,198,478	$1,240,226	$11,506,864
Long-term debt	$—	$—	$1,405,603	$1,737,115	$3,142,718

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

As of June 30, 2021, our refinery operations included the El Dorado, Tulsa, Navajo and Woods Cross Refineries. In the third quarter of 2020, we permanently ceased petroleum refining operations at our Cheyenne Refinery and subsequently began converting certain assets at our Cheyenne Refinery to renewable diesel production. The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region continues to be comprised of the El Dorado and Tulsa Refineries, and the new West region is comprised of the Navajo and Woods Cross Refineries. Refining segment operating data for the three and the six months ended June 30, 2020 has been retrospectively adjusted to reflect the revised regional groupings.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	278,380	206,950	247,500	229,670
Refinery throughput (BPD) (2)	293,050	220,010	257,030	245,470
Sales of produced refined products (BPD) (3)	287,680	216,280	249,400	237,760
Refinery utilization (4)	107.1%	79.6%	95.2%	88.3%

Average per produced barrel (5)
Refinery gross margin	$10.82	$6.31	$8.99	$8.07
Refinery operating expenses (6)	5.27	5.68	7.22	5.47
Net operating margin	$5.55	$0.63	$1.77	$2.60

Refinery operating expenses per throughput barrel (7)	$5.18	$5.58	$6.89	$5.30

Feedstocks:
Sweet crude oil	64%	61%	62%	56%
Sour crude oil	14%	16%	14%	19%
Heavy sour crude oil	17%	17%	19%	19%
Other feedstocks and blends	5%	6%	5%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	54%	51%	53%
Diesel fuels	34%	36%	34%	33%
Jet fuels	4%	1%	5%	4%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	3%	2%	3%
Base oils	4%	3%	4%	4%
LPG and other	4%	2%	3%	2%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
West Region (Navajo and Woods Cross Refineries)
Crude charge (BPD) (1)	137,970	105,120	134,940	122,690
Refinery throughput (BPD) (2)	151,680	117,840	148,160	136,090
Sales of produced refined products (BPD) (3)	156,260	132,610	150,290	141,610
Refinery utilization (4)	95.2%	72.5%	93.1%	84.6%

Average per produced barrel (5)
Refinery gross margin	$13.35	$10.96	$11.88	$12.41
Refinery operating expenses (6)	6.57	7.26	7.29	7.07
Net operating margin	$6.78	$3.70	$4.59	$5.34

Refinery operating expenses per throughput barrel (7)	$6.77	$7.62	$7.40	$7.36

Feedstocks:
Sweet crude oil	22%	32%	23%	29%
Sour crude oil	59%	48%	59%	50%
Black wax crude oil	10%	9%	9%	11%
Other feedstocks and blends	9%	11%	9%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	55%	53%	56%
Diesel fuels	37%	34%	37%	35%
Fuel oil	3%	2%	3%	2%
Asphalt	5%	6%	4%	4%
LPG and other	3%	3%	3%	3%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	416,350	312,070	382,440	352,360
Refinery throughput (BPD) (2)	444,730	337,850	405,190	381,560
Sales of produced refined products (BPD) (3)	443,940	348,890	399,690	379,370
Refinery utilization (4)	102.8%	77.1%	94.4%	87.0%

Average per produced barrel (5)
Refinery gross margin	$11.71	$8.08	$10.07	$9.69
Refinery operating expenses (6)	5.73	6.28	7.25	6.07
Net operating margin	$5.98	$1.80	$2.82	$3.62

Refinery operating expenses per throughput barrel (7)	$5.72	$6.48	$7.07	$6.03

Feedstocks:
Sweet crude oil	50%	51%	48%	46%
Sour crude oil	30%	27%	30%	30%
Heavy sour crude oil	11%	11%	12%	12%
Black wax crude oil	3%	3%	3%	4%
Other feedstocks and blends	6%	8%	7%	8%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Consolidated
Sales of produced refined products:
Gasolines	51%	54%	52%	54%
Diesel fuels	35%	35%	35%	34%
Jet fuels	3%	1%	3%	3%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	4%	3%	3%
Base oils	3%	2%	3%	2%
LPG and other	4%	3%	3%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (“BPSD”). Our consolidated crude capacity is 405,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total refining segment operating expenses, exclusive of depreciation and amortization and Cheyenne Refinery operating expenses, divided by sales volumes of refined products produced at our refineries.
(7) Represents total refining segment operating expenses, exclusive of depreciation and amortization and Cheyenne Refinery operating expenses, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Lubricants and Specialty Products
Throughput (BPD)	19,310	16,370	19,860	19,060
Sales of produced products (BPD)	36,670	26,990	34,630	31,900

Sales of produced products:
Finished products	51%	56%	52%	51%
Base oils	29%	19%	27%	23%
Other	20%	25%	21%	26%
Total	100%	100%	100%	100%

Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended June 30, 2021
Sales and other revenues	$254,485	$629,211	$(214,507)	$669,189
Cost of products sold	$163,280	$542,445	$(214,507)	$491,218
Operating expenses	$29,106	$32,204	$—	$61,310
Selling, general and administrative expenses	$5,914	$31,669	$—	$37,583
Depreciation and amortization	$6,230	$12,922	$—	$19,152
Income from operations	$49,955	$9,971	$—	$59,926
Income before interest and income taxes	$49,955	$10,138	$—	$60,093
EBITDA	$56,185	$23,060	$—	$79,245

Three months ended June 30, 2020
Sales and other revenues	$85,857	$343,927	$(72,497)	$357,287
Cost of products sold	$67,210	$263,634	$(72,497)	$258,347
Operating expenses	$21,034	$26,806	$—	$47,840
Selling, general and administrative expenses	$5,617	$30,302	$—	$35,919
Depreciation and amortization	$5,877	$13,902	$—	$19,779
Long-lived asset impairment	$167,017	$37,691	$—	$204,708
Loss from operations	$(180,898)	$(28,408)	$—	$(209,306)
Loss before interest and income taxes	$(180,898)	$(28,359)	$—	$(209,257)
EBITDA	$(175,021)	$(14,457)	$—	$(189,478)

Six months ended June 30, 2021
Sales and other revenues	$427,927	$1,112,457	$(346,632)	$1,193,752
Cost of products sold	$295,812	$873,561	$(346,632)	$822,741
Operating expenses	$57,727	$64,336	$—	$122,063
Selling, general and administrative expenses	$12,653	$70,483	$—	$83,136
Depreciation and amortization	$13,535	$25,738	$—	$39,273
Income from operations	$48,200	$78,339	$—	$126,539
Income before interest and income taxes	$48,200	$78,878	$—	$127,078
EBITDA	$61,735	$104,616	$—	$166,351

Six months ended June 30, 2020
Sales and other revenues	$250,686	$817,984	$(184,780)	$883,890
Cost of products sold	$247,810	$586,697	$(184,780)	$649,727
Operating expenses	$44,303	$57,668	$—	$101,971
Selling, general and administrative expenses	$10,980	$73,901	$—	$84,881
Depreciation and amortization	$16,744	$25,084	$—	$41,828
Long-lived asset impairment	$167,017	$37,691	$—	$204,708
Income (loss) from operations	$(236,168)	$36,943	$—	$(199,225)
Income (loss) before interest and income taxes	$(236,168)	$37,201	$—	$(198,967)
EBITDA	$(219,424)	$62,285	$—	$(157,139)

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to Rack Forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to Rack Forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) long-lived asset impairment, inclusive of HollyFrontier's pro-rata share of impairment in HEP segment, (iii) HollyFrontier's pro-rata share of HEP's gain on sales-type leases, (iv) HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt, (v) severance costs, (vi) restructuring charges, (vii) Cheyenne Refinery LIFO inventory liquidation costs, (viii) decommissioning costs, (ix) pre-close acquisition integration costs, (x) acquisition integration and regulatory costs and (xi) gain on tariff settlement.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$168,850	$(176,677)	$317,067	$(481,300)
Add interest expense	28,942	32,695	67,328	55,334
Subtract interest income	(1,029)	(1,506)	(2,060)	(5,579)
Add (subtract) income tax expense (benefit)	123,485	(30,911)	95,178	(193,077)
Add depreciation and amortization	124,042	130,178	248,121	270,753
EBITDA	$444,290	$(46,221)	$725,634	$(353,869)
Add (subtract) lower of cost or market inventory valuation adjustment	(118,825)	(269,904)	(318,862)	290,560
Add long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment	—	429,540	—	429,540
Subtract HollyFrontier's pro-rata share of HEP's gain on sales-type leases	—	(19,134)	—	(19,134)
Add HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt	—	—	—	14,656
Add severance costs	194	1,117	708	1,117
Add restructuring charges	—	3,679	7,813	3,679
Add Cheyenne Refinery LIFO inventory liquidation costs	—	—	923	—
Add decommissioning costs	8,096	—	16,347	—
Add pre-close acquisition integration costs	746	—	746	—
Add acquisition integration and regulatory costs	—	634	—	1,931
Subtract gain on tariff settlement	—	—	(51,500)	—
Adjusted EBITDA	$334,501	$99,711	$381,809	$368,480

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Refining Segment	2021	2020	2021	2020
	(In thousands)
Income (loss) from before interest and income taxes (1)	$250,111	$(5,135)	$295,788	$(479,837)
Add depreciation and amortization	79,938	81,694	168,020	171,873
EBITDA	330,049	76,559	463,808	(307,964)
Add (subtract) lower of cost or market inventory valuation adjustment	(118,825)	(269,904)	(318,353)	290,560
Add long-lived asset impairment	—	215,242	—	215,242
Add severance costs	—	1,117	—	1,117
Add restructuring charges	—	2,009	—	2,009
Adjusted EBITDA	$211,224	$25,023	$145,455	$200,964

(1) Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended June 30, 2021
Income before interest and income taxes (1)	$49,955	$10,138	$60,093
Add depreciation and amortization	6,230	12,922	19,152
EBITDA	$56,185	$23,060	$79,245

Three months ended June 30, 2020
Loss before interest and income taxes (1)	$(180,898)	$(28,359)	$(209,257)
Add depreciation and amortization	5,877	13,902	19,779
EBITDA	(175,021)	(14,457)	(189,478)
Add long-lived asset impairment	167,017	37,691	204,708
Adjusted EBITDA	$(8,004)	$23,234	$15,230

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Six months ended June 30, 2021
Income before interest and income taxes (1)	$48,200	$78,878	$127,078
Add depreciation and amortization	13,535	25,738	39,273
EBITDA	61,735	104,616	166,351
Add restructuring charges	1,079	6,734	7,813
Adjusted EBITDA	$62,814	$111,350	$174,164

Six months ended June 30, 2020
Income (loss) before interest and income taxes (1)	$(236,168)	$37,201	$(198,967)
Add depreciation and amortization	16,744	25,084	41,828
EBITDA	(219,424)	62,285	(157,139)
Add long-lived asset impairment	167,017	37,691	204,708
Adjusted EBITDA	$(52,407)	$99,976	$47,569
(1) Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments, depreciation and amortization or long-lived asset impairments. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$5.98	$1.80	$2.82	$3.62
Add average refinery operating expenses per produced barrel sold	5.73	6.28	7.25	6.07
Refinery gross margin per produced barrel sold	$11.71	$8.08	$10.07	$9.69
Times produced barrels sold (BPD)	443,940	348,890	399,690	379,370
Times number of days in period	91	91	181	182
Refining gross margin	$473,067	$256,532	$728,503	$669,049
Add (subtract) rounding	73	(115)	189	12
West and Mid-Continent regions gross margin	473,140	256,417	728,692	669,061
Add West and Mid-Continent regions cost of products sold	3,619,319	1,335,427	6,381,262	3,622,535
Add Cheyenne refinery sales and other revenues	—	135,660	—	370,774
Refining segment sales and other revenues	4,092,459	1,727,504	7,109,954	4,662,370
Add lubricants and specialty products segment sales and other revenues	669,189	357,287	1,193,752	883,890
Add HEP segment sales and other revenues	126,234	114,807	253,418	242,661
Subtract corporate, other and eliminations	(310,759)	(136,668)	(475,708)	(325,446)
Sales and other revenues	$4,577,123	$2,062,930	$8,081,416	$5,463,475

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$5.73	$6.28	$7.25	$6.07
Times produced barrels sold (BPD)	443,940	348,890	399,690	379,370
Times number of days in period	91	91	181	182
Refining operating expenses	$231,484	$199,384	$524,493	$419,105
Add (subtract) rounding	(62)	(98)	(216)	(165)
West and Mid-Continent regions operating expenses	231,422	199,286	524,277	418,940
Add Cheyenne Refinery operating expenses	—	40,073	—	79,593
Refining segment operating expenses	231,422	239,359	524,277	498,533
Add lubricants and specialty products segment operating expenses	61,310	47,840	122,063	101,971
Add HEP segment operating expenses	42,068	34,737	83,433	69,718
Subtract corporate, other and eliminations	(609)	(18,577)	4,327	(38,518)
Operating expenses (exclusive of depreciation and amortization)	$334,191	$303,359	$734,100	$631,704

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income (loss) attributable to HollyFrontier stockholders

Adjusted net income (loss) attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, long-lived asset impairments, HEP's gain on sales-type leases, HEP's loss on early extinguishment of debt, severance costs, restructuring charges, Cheyenne Refinery LIFO inventory liquidation costs, decommissioning costs, pre-close acquisition integration costs, acquisition integration and regulatory costs and gain on tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$318,252	$(181,318)	$472,795	$(636,770)
Income tax expense (benefit)	123,485	(30,911)	95,178	(193,077)
Net income (loss)	194,767	(150,407)	377,617	(443,693)
Less net income attributable to noncontrolling interest	25,917	26,270	60,550	37,607
Net income (loss) attributable to HollyFrontier stockholders	168,850	(176,677)	317,067	(481,300)

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(118,825)	(269,904)	(318,862)	290,560
Long-lived asset impairment	—	436,908	—	436,908
HEP's gain on sales-type leases	—	(33,834)	—	(33,834)
HEP's loss on early extinguishment of debt	—	—	—	25,915
Severance costs	194	1,117	708	1,117
Restructuring charges	—	3,679	7,813	3,679
Cheyenne Refinery LIFO inventory liquidation costs	—	—	923	—
Decommissioning costs	8,096	—	16,347	—
Pre-close acquisition integration costs	746	—	746	—
Acquisition integration and regulatory costs	—	634	—	1,931
Gain on tariff settlement	—	—	(51,500)	—
Total adjustments to income (loss) before income taxes	(109,789)	138,600	(343,825)	726,276
Adjustment to income tax expense (benefit) (1)	(83,987)	10,065	(84,512)	195,404
Adjustment to net income attributable to noncontrolling interest	—	(7,332)	—	3,927
Total adjustments, net of tax	(25,802)	135,867	(259,313)	526,945

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	208,463	(42,718)	128,970	89,506
Adjusted income tax expense (benefit) (2)	39,498	(20,846)	10,666	2,327
Adjusted net income (loss)	168,965	(21,872)	118,304	87,179
Less net income attributable to noncontrolling interest	25,917	18,938	60,550	41,534
Adjusted net income (loss) attributable to HollyFrontier stockholders	$143,048	$(40,810)	$57,754	$45,645
Adjusted earnings (loss) per share - diluted (3)	$0.87	$(0.25)	$0.35	$0.28

(1)     Represents adjustment to GAAP income tax benefit to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)

Non-GAAP income tax expense (benefit) (2)	$39,498	$(20,846)	$10,666	$2,327
Add (subtract) GAAP income tax expense (benefit)	123,485	(30,911)	95,178	(193,077)
Non-GAAP adjustment to income tax expense (benefit)	$(83,987)	$10,065	$(84,512)	$195,404

(2)     Non-GAAP income tax expense (benefit) is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings per share - diluted is calculated as adjusted net income (loss) attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Dollars in thousands)
GAAP:
Income (loss) before income taxes	$318,252	$(181,318)	$472,795	$(636,770)
Income tax expense (benefit)	$123,485	$(30,911)	$95,178	$(193,077)
Effective tax rate for GAAP financial statements	38.8%	17.0%	20.1%	30.3%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(19.9)%	31.8%	(11.8)%	(27.7)%
Effective tax rate for adjusted results	18.9%	48.8%	8.3%	2.6%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HollyFrontier Corporation
214-954-6510